INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Michigan Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:

We consent to the use in Post-Effective Amendment No. 5 to Registration Statement No. 33-55576 of our report dated September 10, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------------
Deloitte & Touche LLP
Princeton, New Jersey
October 25, 1996